UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report(date of earliest event reported)  July 22, 1997
                                                 ------------
                        Litchfield Financial Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)
Massachusetts                     0-19822               04-3023928
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission          (IRS Employer
     of incorporation)            File Number)         Identification No.)
789 Main Road, Stamford, VT                            05352
--------------------------------------------------------------------------------
     (Address of principal executive offices)          (Zip Code)
Registrant's telephone number, including area code  (802)694-1200
                                                    -------------
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


Item 5. Other Events


                                  NEWS RELEASE


                                                            NASDAQ Symbol - LTCH


FOR IMMEDIATE RELEASE
Contact : Heather A. Sica, Executive Vice President
Telephone : 802-694-1200 x 123 Fax: 802-694-1552


   LITCHFIELD FINANCIAL CORPORATION ANNOUNCES RECORD SECOND QUARTER EARNINGS.

     Stamford, Vermont (July 22, 1997) ... Litchfield Financial Corporation (NASDAQ : LTCH) announced today that earnings per share for the second quarter of 1997 increased 19% to $0.32 from $0.27 in the second quarter of 1996. Second quarter net income increased 20% to $1,880,000 from $1,564,000 in the second quarter of 1996. Revenues for the second quarter of 1997 were $7.7 million, up 26% from $6.1 million in the second quarter of 1996.

     Earnings per share for the six months ended June 30, 1997 increased 27% to $0.52 from $0.41 for the first half of 1996. Net income for the first six months of 1997 increased 28% to $3,025,000 from $2,362,000 in the 1996 period. Revenues for the six months ended June 30,1997 were $14.1 million, up 31% from $10.8 million in the six months ended June 30, 1996.

     Randy Stratton, President and CEO of Litchfield commented, "Our goal is to deliver attractive earnings growth on a consistent basis. We believe our success can be attributed to the strength of our origination network and underwriting standards, as well as strict expense control. In addition, approximately 70% of our revenues come from interest and servicing income which provide a significant base of stable, recurring revenues."

     Litchfield recently announced that its second quarter originations increased 45% to $47.2 million from $32.6 million in the second quarter of 1996. Litchfield's originations for the six months ended June 30, 1997 increased 41% to $83.3 million from $59.0 million for the six months ended June 30, 1996.

     Loan sales for the second quarter of 1997 were $27.4 million. Approximately $12.1 million were sold through Litchfield's existing land and timeshare commercial paper facilities and $15.3 million of dealer hypothecation loans were sold in a private placement.

     Mr. Stratton added, "We continue to have strong demand for our land and VOI loans. Our improved bank and loan sale facilities will enable us to further expand our marketing by offering more attractive terms to certain customers. In addition, we have had good success in related niches of lending such as construction and receivables finance."

     Litchfield Financial Corporation is a specialty finance company which provides financing for the purchase of rural and vacation properties, financing of vacation ownership interests (popularly known as timeshare interests), loans to rural land dealers and resort developers secured by consumer receivables or real estate, and other secured loans.

     Litchfield is listed on the NASDAQ Stock Market under the symbol LTCH.

             LITCHFIELD FINANCIAL CORPORATION SECOND QUARTER RESULTS
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
        (All numbers in 000's except per share data and number of shares)

                                       Three months ended      Six months ended
                                            June 30,               June 30,
                                       ------------------    -------------------
                                        1997        1996       1997        1996
                                       ------      ------    -------     -------
Revenues :
Interest income                        $4,783      $3,348    $ 9,329     $ 6,640
Gain on sale of loans                   2,563       2,474      4,067       3,354
Servicing and other income                345         279        702         757
                                       ------      ------     ------      ------
                                        7,691       6,101     14,098      10,751
                                       ------      ------     ------      ------

Expenses :
Interest expense                        2,648       1,768      5,042       3,297
Salaries and employee benefits            833         645      1,646       1,382
Other operating expenses                  853         618      1,756       1,282
Provision for loan losses                 300         529        735         954
                                       ------      ------     ------      ------
                                        4,634       3,560      9,179       6,915
                                       ------      ------     ------      ------
Income before income taxes              3,057       2,541      4,919       3,836
Provision for income taxes              1,177         977      1,894       1,474
                                       ------      ------     ------      ------
Net income                             $1,880      $1,564     $3,025      $2,362
                                       ======      ======     ======      ======

Earnings per share                     $ 0.32      $ 0.27     $ 0.52      $ 0.41
                                       ======      ======     ======      ======

Weighted average number of shares   5,917,911   5,708,191  5,861,180   5,698,866
                                    =========   =========  =========   =========


                      CONSOLDIATED CONDENSED BALANCE SHEETS

                                                     June 30,       December 31,
                                                       1997             1996
                                                    ---------       ------------
                                                   (unaudited)

Assets :
Cash and cash equivalents                            $  7,061           $  5,557
Restricted cash                                        21,364             18,923
Loans held for sale, net                               20,475             12,260
Other loans, net                                       91,750             79,996
Retained interest in loan sales                        27,759             28,912
Other assets                                            6,901              7,041
                                                     --------           --------
Total assets                                         $175,310           $152,689
                                                     ========           ========

Liabilities and Stockholder's Equity :
Liabilities :
Lines of credit                                      $ 34,287           $ 36,299
Term note payable                                       6,396              7,428
Accounts payable and accrued liabilities                3,981              3,811
Dealer/developer reserves                              10,626             10,628
Deferred income taxes                                   6,035              5,080
Long-term notes                                        66,382             46,995
Stockholder's equity                                   47,603             42,448
                                                     --------           --------
Total  liabilities and stockholders' equity          $175,310           $152,689
                                                     ========           ========

Notes to Investors

     This press release may contain certain forward-looking statements which involve a number of risks and uncertainties that could cause actual results to differ materially. Specifically, comments related to originations, revenues, net income, profitability, delinquencies, defaults may be considered forward-looking and subject to a number of risks and uncertainties, including but not limited to : demand for loans, declines in real estate value, changes in prevailing interest rates, continued availability of various funding sources, economic cycles, prepayment, timing of loan sales, collection and delinquency risks, contingent repurchase obligations, dependence on senior management, competition, regulation and environmental liabilities. Refer to Form 10-K for the year ended 1996 for a complete list of factors as discussed under "Risk Factors".
                                      XXX